Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements:

(1)     Registration Statement (Form S-3 No. 333-36708) of PDL BioPharma, Inc.,
(2)     Registration Statement (Form S-3 No. 333-122760) of PDL BioPharma, Inc.,
(3)     Registration Statement (Form S-3 No. 333-123958) of PDL BioPharma, Inc.,
(4)     Registration Statement (Form S-3 No. 333-128644) of PDL BioPharma, Inc.,
(5)     Registration Statement (Form S-3ASR No. 333-174052) of PDL BioPharma, Inc.,
(6)    Registration Statement (Form S-3ASR No. 333-189536) of PDL BioPharma, Inc.,
(7)     Registration Statement (Form S-8 No. 333-87957) pertaining to the 1999 Stock Option Plan and 1999
Nonstatutory Stock Option Plan of PDL BioPharma, Inc.,
(8)     Registration Statement (Form S-8 No. 333-68314) pertaining to the 1999 Stock Option Plan and 1999
Nonstatutory Stock Option Plan of PDL BioPharma, Inc.,

(9)	Registration Statement (Form S-8 No. 333-104170) pertaining to the 1999 Nonstatutory Stock Option Plan of PDL BioPharma, Inc.,
(10)     Registration Statement (Form S-8 No. 333-125906) pertaining to the 2005 Equity Incentive Plan of PDL
BioPharma, Inc., and
(11)     Registration Statement (Form S-8 No. 333-145262) pertaining to the 2005 Equity Incentive Plan of PDL
BioPharma, Inc.

of our report dated February 23, 2015, relating to the consolidated financial statements of PDL Bio Pharma, Inc., and the effectiveness of internal control over financial reporting of PDL BioPharma, Inc., which appears in this Form 10‑K originally filed on February 23, 2015.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 11, 2015